                                  EXHIBIT 4.2

                        EXHIBIT A (THE "A-1 DEBENTURE")


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.


                            DATE: DECEMBER 3, 1997


DEBENTURE #2                                                 U.S. $250,000.00
          --


                             INTERCELL CORPORATION


                          SERIES A-1 NINE PERCENT (9%)
             REDEEMABLE CONVERTIBLE DEBENTURE DUE DECEMBER 1, 1999

     THIS DEBENTURE is one of a duly authorized issue of debentures (a "Debenture" or the "Debentures") of Intercell Corporation, a corporation duly organized and validly existing under the laws of the State of Colorado, U.S.A. (the "Company") designated as its Series A-1 Nine Percent (9%) Redeemable Convertible Debenture Due December 1, 1999, in an aggregate principal face value for all Debentures of this Series A-1 of Seven Hundred Fifty Thousand and no/100s United States Dollars (US $750,000.00).

     FOR VALUE RECEIVED, the Company promises to pay to FT Trading, the registered holder hereof and its successors and assigns (the "Holder"), the principal sum of Two Hundred Fifty Thousand and no/100s United States Dollars ($250,000.00) on December 1, 1999 (the "Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of nine percent (9%) per annum due and payable in quarterly installments in arrears, on March 1, June 1, September 1, and December of each year during the term of this Debenture, with the first such payment to be made on March 1, 1998. Accrual of interest on the outstanding principal amount, payable in cash or common stock of the Company at the Company's option, shall commence on the date hereof and shall continue until payment in full of the outstanding principal amount has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the

Company regarding registration and transfers of the Debenture (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of that Securities Purchase Agreement of even date herewith between the Company FT Trading (the "Securities Purchase Agreement").

     The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal of and any and all accrued and unpaid interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted or withheld, to the record Holder of this Debenture as of the fifth business day (as defined in the Securities Purchase Agreement) prior to the Maturity Date and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such payment plus any amounts so deducted or withheld. Except as herein provided, this Debenture may not be prepaid without the prior written consent of the Holder.

     This Debenture is subject to the following additional provisions:

     1.   Debenture Exchangeable.  The Debenture is exchangeable commencing
          ----------------------
thirty (30) days from the date hereof for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but not of denominations of less than Fifty Thousand United States Dollars (US $50,000.00) without the Company's written consent. No service charge will be made for such registration or transfer or exchange.

     2.   Withholding. The Company shall be entitled to withhold from all
          -----------
payments of principal or interest pursuant to this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

     3.   Transfer/Exchange of Debenture; Registered Holder; Opinion of Counsel;
          ----------------------------------------------------------------------
Legend.  This Debenture has been issued subject to investment representations of
------
the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not his Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.

     The Holder understands and acknowledges by its acceptance hereof that (i) except as provided in the Securities Purchase Agreement and in that Registration Rights Agreement attached as Exhibit F to the Securities Purchase Agreement, both such documents incorporated herein by reference (the "Registration Rights Agreement"), this Debenture and the shares of common stock in the Company issuable upon conversion as herein provided ("Conversion Shares") thereof have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or
(b) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, substance and scope to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other regulation and/or exemption under the 1933 Act or the rules and regulations of the United States Securities and Exchange Commission (the "SEC") thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws (other than pursuant to the terms of the Securities Purchase Agreement and the Registration Rights Agreement) or to comply with the terms and conditions of any exemption thereunder.

     Any Conversion Shares issued upon conversion of this Debenture, and if applicable, any common stock of the Company issued in payment of interest as herein provided, shall, if and to the extent required by law, bear legends in similar form to the legends set forth on the first page of this Debenture.

     4.   Conversion of Debenture into Common Stock; Redemption by the Company.
          --------------------------------------------------------------------

     (a) The Holder of this Debenture is entitled, at its option, at any time commencing the earlier of (i) the date on which the Form S-1 (as defined in the Securities Purchase Agreement, including any amendments as called for in the Securities Purchase Agreement) is declared effective by the SEC; or (ii) the date which is sixty (60) days after the date first written at the top of this Debenture, to convert the original principal face amount of this Debenture into shares of common stock in the Company, no par value per share (defined hereinafter as the "Common Stock"), at a conversion price (the "Conversion Price") for each share of Common Stock equal to THE LESSER OF (i) eighty-five percent (85%) of the Market Price (as defined below) of the Common Stock, or
(ii) US $.75. For the purposes of this Section 4, the Market Price shall be the
                                                                            ---
average closing bid price of the Common Stock for the five (5) business days
----------------------------------------------------------------------------
immediately preceding the Conversion Date (as hereinafter defined), as reported
-----------------------------------------
on the National Association of Securities Dealers "Over The Counter" Bulletin Board Quotation System ("OTC: Bulletin Board"). Such conversion shall be achieved by submitting to the Company the fully completed form of conversion notice attached hereto as Exhibit I (a "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or the specified portion (as herein provided) hereof. A Notice of Conversion may be submitted via facsimile to the Company at the telecopier number for the Company provided in the Securities Purchase Agreement (or at such other number as requested in writing by the Company), and if so submitted the original Notice of Conversion shall be delivered to the Company within one (1) business day. The Company and the Holder shall each keep records with respect to the portion of this
Debenture then being converted and all portions previously converted; upon receipt by the Holder of the requisite Conversion Shares, the outstanding principal amount of the Debenture shall be reduced by the amount specified in the Notice of Conversion resulting in such

Conversion Shares. The Company may from time to time, but is not required to, instruct the Holder and the Holder shall surrender this Debenture along with the Notice of Conversion for the purposes of making a notation thereon as to the amount of principal being converted, or of canceling this Debenture and issuing a new Debenture in the same form with the principal amount of such Debenture reduced by the amount converted. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. Accrued interest on the converted portion of the Debenture shall be payable in cash or Common Stock at the Company's option. The date on which a notice of conversion (the "Conversion Date") is given shall be deemed to be either the date on which the Company receives from the Holder an original valid Notice of Conversion duly executed, or, if earlier, the date set forth in such Notice of Conversion if such Notice of Conversion is received by the Company within one (1) business day thereafter.

     In all cases, the Company shall deliver the Conversion Shares to the Holder within three (3) business days after the Conversion Date with respect to such Conversion Shares being delivered, and at the address specified in the Notice of Conversion.

     Subject to the provisions of Paragraph 4(b) hereof, at the Maturity Date, the remaining portion of this Debenture which remains unconverted, if any, plus accrued interest shall be automatically converted into shares of Common Stock as of the Maturity Date, as if the Holder had converted the remaining portion of this Debenture according to the provisions of this Section 4, with the Conversion Date being equivalent in such event to the Maturity Date, as if the Holder had provided the Company with a Notice of Conversion with respect to the outstanding principal amount of this Debenture on the Maturity Date. Other than a conversion made on the Maturity Date in accordance with this paragraph, conversions of this Debenture must be effected in increments of Ten Thousand U.S. Dollars ($10,000) of principal amount of this Debenture (or such lesser outstanding principal amount of this Debenture).

     (b) Notwithstanding anything herein to the contrary, the Company shall have the right (but not the obligation) to redeem all or a portion of this Debenture, provided the Company is not then in violation of any of its obligations under this Debenture or under the Securities Purchase Agreement or any addenda thereto, under the following conditions. At any time prior to conversion, or within twenty-four (24) hours after delivery of any Notice of Conversion (in this Section 4(b), a "Notice") to the Company by the Holder in accordance with the terms of this Debenture, the Company shall give to the Holder notice (a "Redemption Notice") that it intends to pay the Holder the Cash Redemption Amount (as hereinafter defined) instead of delivering Conversion Shares to such Holder; provided, however, that the Company may only exercise this right with respect to all of the Common Stock which would have otherwise been delivered with respect to the Notice. The "Cash Redemption Amount" shall be equal to one hundred fifteen percent (115%) of the face amount of the portion of the Debenture to have been converted pursuant to the Notice, and shall be paid to the Holder according to the Holder's written instructions to the Company within three (3) business days after delivery of the Redemption Notice with respect to such Debenture or portion thereof to be redeemed. If the Company does not redeem within the time limits herein specified and according to the terms of this Section 4(b), then the Holder shall have the right to demand delivery of the Conversion Shares which would have been delivered pursuant to the applicable Notice, and shall have the right (but not the obligation) to adjust the Conversion Price as if the Notice had been sent on the date of such demand. In such event the Company shall deliver the requisite Conversion Shares within two (2) business days after such demand has been made.

     (c) Notwithstanding anything herein to the contrary, and except as otherwise stated in this Paragraph 4(c), the Holder shall not convert more than twenty percent (20%) of the original principal amount (the "Original Face Amount") of this Debenture (the "Percentage Limit") in any one (1) calendar month. Except as otherwise stated in this Paragraph 4(c), should the Holder deliver to the Company a Notice(s) of Conversion purporting to convert a portion of this Debenture greater than the Percentage Limit in any one (1) calendar month, the Company at its option may disregard the said Notice(s) of Conversion to the extent the said Notice(s) of Conversion purports to convert more than the Percentage Limit in such calendar month. Notwithstanding the above, should the Holder not convert the full Percentage Limit in any one (1) calendar month, then the Holder shall be entitled to increase the Percentage Limit in the following calendar month (and subject to the limitation specified below, succeeding calendar months until converted) by a percentage of the Original Face Amount equal to the Percentage Limit less the percentage of Original Face Amount actually converted in such preceding calendar month. However, in no event shall the Holder convert a portion of this Debenture greater than forty percent (40%) of the Original Face Amount in any one (1) calendar month. For example, should
                                                           -----------
the Holder not convert any portion of the Original Face Amount in the first calendar month in which the Holder would be so entitled, then in the next proceeding calendar month the Holder would be entitled to convert a maximum of forty percent (40%) [the Percentage Limit for the first month plus {the Percentage Limit for the second month minus zero percent converted in the second month} equals forty percent (40%)] of the Original Face Amount. As a further example, should the Holder not convert any of the Original Face Amount in the second calendar month in which it would be so entitled, then in the third calendar month the Holder would be able to convert forty percent (40%) of the Original Face Amount, and if it converts this full forty percent (40%), the Holder would likewise be entitled to convert forty percent (40%) of the Original Face Amount in the fourth calendar month.

     5.   Obligations of the Company Herein are Unconditional.  No provision of
          ---------------------------------------------------
this Debenture shall alter or impair the obligation of the Company, which obligation is absolute and unconditional, to repay the principal amount of this Debenture at the time, place, rate, and in the coin currency, hereinabove stated. This Debenture and all other debentures now or hereafter issued in replacement of this Debenture on the same or similar terms are direct obligations of the Company. This Debenture ranks at least equally with all other Debentures now or hereafter issued under the terms set forth herein. The Conversion Price and number of shares of Common Stock issuable upon conversion shall be subject to adjustment from time to time as provided in Section 6 below.

     6.   Adjustments.
          -----------

     (a) In the event the Company should at any time or from time to time, after the date of this Debenture, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock (equal to at least ten percent (10%) or more of the Company's then issued and outstanding shares of Common Stock) or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock (hereinafter referred to as

"Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(b) If the number of shares of Common Stock outstanding at any time after the date of this Debenture is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of this Debenture shall be decreased in proportion to such decrease in outstanding shares.

     7.   Reservation of Shares. The Company shall at all times reserve and keep
          ---------------------
available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding principal amount, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Debenture, in addition to such other remedies as shall be available to Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the Company's Common Stock.

     8.   Debenture Holder Not Deemed a Stockholder. No Holder, as such, of this
          -----------------------------------------
Debenture shall be entitled (prior to conversion of this Debenture into Common Stock, and only then to the extent of such conversion) to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Debenture be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Debenture of the Conversion Shares which he or she is then entitled to receive upon the due conversion of all or a portion of this Debenture. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

     9.   No Limitation on Corporate Action. No provisions of this Debenture and
          ---------------------------------
no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

     10.  Representations of Holder.  Upon conversion of all or a portion of
          -------------------------
this Debenture, the Holder shall confirm in writing, in a form reasonably satisfactory to the Company, that the Conversion Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such Holder is an Accredited Investor (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act). If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder's conversion of all or a portion of the Debenture that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon conversion of the Debenture shall not violate any United States or state securities laws.

     11.  Waiver of Demand, Presentment, Etc.  The Company hereby expressly
          ----------------------------------
waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

     12.  Attorney's Fees.  The Company agrees to pay all costs and expenses,
          ---------------
including without limitation reasonable attorney's fees, which may be incurred by the Holder in collecting any amount due under this Debenture or in enforcing any of Holder's conversion rights as described herein.

     13.  Default.  If one or more of the following described "Events of
          -------
Default" shall occur:

     (a) The Company shall continue in default in the payment of principal or interest on this Debenture for a period of ten (10) days after a notice of default is received by the Company with respect to any such payment; or

     (b) Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement, or in any certificate or financial or other written statement heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement or the Registration Rights Agreement shall be false or misleading in any material respect at the time made and the Holder shall have provided seven (7) days prior written notice to the Company of the alleged misrepresentation or breach of warranty; or

     (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture or the Securities Purchase Agreement and such failure shall continue uncured for a period of seven (7) days after notice from the Holder of such failure; or

     (d) The Company shall either: (i) become insolvent; (ii) admit in writing its inability to pay its debts generally or as they become due; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without the Company's consent and such appointment is not discharged within sixty (60) days after such appointment; or

     (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

     (g) Any money judgment, writ or debenture of attachment, or similar process in excess of Three Hundred Thousand United States Dollars (US $300,000.00) in the aggregate shall be entered or filed against the Company or any of its properties or assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding; or

     (i)  The Company shall have its Common Stock delisted from the OTC:
     Bulletin Board stock exchange or suspended from trading thereon, and shall not have its Common Stock relisted on the same or another national securities exchange, or have such suspension lifted, as the case may be, within ten (10) business days; or

     (j) The Company shall have received a notice of default on the payment of any debt(s) aggregating in excess of Three Hundred Thousand United States Dollars (US $300,000.00) beyond any applicable grace period;

then, or at any time thereafter, and in any and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver in one instance shall not be deemed to be a waiver in another instance or for any other prior or subsequent Event of Default) at the option of the Holder and in the Holder's sole discretion, the Holder may immediately accelerate the maturity hereof, whereupon all principal and interest hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, anything herein or in any note or other instrument contained to the contrary notwithstanding, and the Holder may immediately, and upon the expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law or equity.


     14.  Delivery of Common Stock Upon Conversion. As set forth herein, the
          ----------------------------------------
Company shall use its best efforts to issue and deliver, within three (3) business days after the Holder has fulfilled all conditions and submitted all necessary documents duly executed and in proper form required for conversion (the "Deadline"), to the Holder or any party receiving a Debenture by transfer from the Holder (together, a "Holder"), at the address of the Holder on the Debenture Register, a certificate or certificates for the number of Conversion Shares to which the Holder shall be entitled (the "Certificates"). The Company understands and agrees that a delay in the issuance of the Certificates beyond the Deadline could result in economic loss and other damages to the Holder. As compensation to the Holder for such loss, the Company agrees to pay liquidated damages (and not as a penalty) to the Holder for issuance and delivery of the Certificates after the Deadline, in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond seven (7) business days from the Conversion Date with respect to a Notice of Conversion and the receipt by the Company of all necessary documentation duly executed and in proper form required for conversion, including the original Notice of Conversion providing the principal amount of the Debenture to be converted, all in accordance with the terms of this Debenture, the Securities Purchase Agreement, the Registration Rights Agreement and the reasonable and customary requirements of the transfer agent):

     No. Business Days Late       Liquidated Damages
     ----------------------       ------------------
                             (in US $)

              1                           $500
              2                           $1,000
              3                           $1,500
              4                           $2,000
              5                           $2,500
              6                           $3,000
              7                           $3,500
              8                           $4,000
              9                           $4,500
             10                           $5,000
             11+                          $5,000 + $1,000 for
                                          each Business Day Late
                                          beyond 11 days

     The Company shall pay the Holder any liquidated damages incurred as called for under this Section 14 by certified or cashier's check upon the earlier of
(i) issuance of the Certificates to the Holder or (ii) each monthly anniversary of the receipt by the Company of such Holder's Notice of Conversion. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver the Certificates to the Holder in accordance with the terms of the Debenture or for breach by the Company of the Securities Purchase Agreement or of the Registration Rights Agreement.

     15.  Debenture a General Unsecured Obligation of the Company.  This
          -------------------------------------------------------
Debenture represents a general unsecured obligation of the Company. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based thereon, or otherwise in respect hereof, against any incorporator, shareholder, officer, director, or agent of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     16.  Enforceability.  In case any provision of this Debenture is held by a
          --------------
court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

     17.  Entire Agreement.  This Debenture and Exhibit I attached hereto, the
          ----------------
Securities Purchase Agreement and the Exhibits attached thereto and the Registration Rights Agreement and the Exhibits attached thereto (if any) constitute the full and entire understanding between the Company and the Holder with respect to the subject matter hereof and thereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

     18.  Governing Law.  This Debenture shall be governed by and construed in
          -------------
accordance with the laws of the state of Delaware without giving effect to applicable principles of conflict of law.

     19.  Headings.  Headings in this Debenture are for convenience only, and
          --------
shall not be used in the construction of this Debenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, all as of the date first hereinabove written.

                              INTERCELL CORPORATION


                              By   /s/ Paul H. Metzinger
                                 ----------------------------------------
                                       Paul H. Metzinger, President & CEO

                                   EXHIBIT I

                             NOTICE OF CONVERSION

  (To Be Executed by the Registered Holder in Order to Convert the Debenture)

     The Undersigned hereby irrevocably elects to convert $        of the Series
A-1 Nine Percent (9%) Redeemable Convertible Debenture Due December 1, 1999, No.
                                                                             ---
2, into shares of Common Stock of Intercell Corporation (the "Company")
-
according to the terms and conditions set forth in such Debenture, as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all transfer taxes with respect thereto.

     The Undersigned represents that it, as of this date, is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act.

     The Undersigned also represents that the Conversion Shares are being acquired for the Holder's own account and not as a nominee for any other party, for investment purposes and not with a view toward distribution or resale. The Undersigned represents and warrants that all offers and sales by the Undersigned of the Conversion Shares shall be made pursuant to registration of the same under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The Undersigned acknowledges that the Conversion Shares shall if (and only if) required by law contain the legend contained on page 1 of the Debenture.


Conversion Date:*________________________

Applicable Conversion Price:___________________

Holder (Print True Legal Name):________________


_________________________________________________________
(Signature of Duly Authorized Representative of Holder)

Address of Holder: ____________________________________________
                   ____________________________________________
                   ____________________________________________



* This original Notice of Conversion must be received by the Company by the first business day following the Conversion Date.